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                                                                   Exhibit 23(a)
                                                                   -------------

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Gorman-Rupp Company for the registration of 100,000 shares of its common stock for the benefit of a selling shareholder and to the incorporation by reference therein of our report dated January 31, 1997, with respect to the consolidated financial statements of The Gorman-Rupp Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                              /s/ERNST & YOUNG LLP

Cleveland, Ohio
February 3, 1998